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                     MALLESONS STEPHEN JAQUES (LETTERHEAD)

                                                                   18 March 2004

Telstra Corporation Limited
242 Exhibition Street
MELBOURNE VIC 3000
                                                                  Greg Hammond
                                                                  Partner
                                                                  Direct Line
                                                                  (02) 9296 2487

Dear Sirs

TELSTRA CORPORATION LIMITED ("ISSUER")
REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933 ("ACT") OF US$500,000,000 PRINCIPAL AMOUNT OF DEBT SECURITIES ("SECURITIES")

We refer to the Registration Statement on Amendment No. 2 to Form F-3 dated 18 March 2004 ("REGISTRATION STATEMENT") in respect of which we have acted as your legal advisers in the Australian Capital Territory and the Commonwealth of Australia (together, the "RELEVANT JURISDICTIONS").

1        DOCUMENTS

         We have examined copies (certified or otherwise identified to our satisfaction) of the following documents relating to the Securities:

         (a)      the Registration Statement;

         (b) the Indenture (including the form of the Securities) entered into between the Issuer and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company) as Trustee ("TRUSTEE"), filed as an Exhibit to the Registration Statement ("INDENTURE");

         (c)      the constitution of the Issuer;

         (d) resolutions of the board of directors of the Issuer held on 13 September 2000 authorising, among other things, the execution and filing of the Registration Statement (Form F-3) filed on 17 November 2000 ("ORIGINAL REGISTRATION STATEMENT");

         (e) an extract of the minutes evidencing resolutions of the board of directors of the Issuer held on 27 AUGUST 2002 authorising, among other things, the execution and filing of the Registration Statement; and

         (f) a certificate from Douglas Gration, company secretary of the Issuer, dated the date of this opinion and attached as Exhibit A and such other documents as we have considered necessary or desirable to give this opinion.

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
Level 60 Governor Phillip Tower 1 Farrer Place Sydney NSW 2000 Australia   T +61 2 9296 2000
DX 113 Sydney ABN 22 041 424 954 syd@mallesons.com www.mallesons.com       F +61 2 9296 3999
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MALLESONS STEPHEN JAQUES

Telstra Corporation Limited                                        18 March 2004

         We express no opinion as to any amendment, or any waiver of any provision of, the Indenture or any document, whether such amendment or waiver is in writing or not.

2        ASSUMPTIONS

         WE have assumed:

         (a) the authenticity of all signatures, seals, duty stamps and markings;

         (b) the completeness, and conformity to originals, of all documents submitted to us;

         (c) the correctness of the certificate specified in paragraph 1(f);

         (d) that, if an obligation is to be performed in a jurisdiction outside Australia, its performance will not be contrary to an official directive, impossible or illegal under the law of that jurisdiction;

         (e) that the Commissioner of Taxation (or any other governmental authority having the power to do so) has not given and will not give a notice or direction under section 218 or 255 of the Income Tax Assessment Act 1936 or section 260-5 of the Taxation Administration Act 1953 of Australia or analogous provisions in other legislation of the Relevant Jurisdictions, requiring the Issuer to deduct from sums payable by it to a person under the Indenture or the Securities any taxes or other charges payable by the payee. It is unlikely that the Commissioner of Taxation would give a direction unless the amount of tax was in dispute or the payee had failed to pay tax payable by it;

         (f) that the Issuer remains solvent at the time the Securities are executed and issued;

         (g) that no person has been, or will be, engaged in conduct that is dishonest, misleading or deceptive or likely to mislead or deceive;

         (h) that neither the Trustee nor any holder of a Security is an individual or entity that is subject to international sanctions or associated with terrorism for the purposes of certain regulations in Australia which restrict or prohibit payments, transactions and dealings with assets having a prescribed connection with certain countries or named individuals or entities subject to international sanctions or associated with terrorism. Such countries do not include the United States as at the date of this opinion; and

         (i) that the Registration Statement may be used in connection with US$1,250,000,000 of debt securities registered under the Original Registration Statement.


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MALLESONS STEPHEN JAQUES

Telstra Corporation Limited                                        18 March 2004

         We have not taken any steps to verify these assumptions.

3        SEARCHES

         We have relied on an inspection of the public records (which are not necessarily complete or up-to-date) of the Issuer on microfilm or in extract which are available to the public at the offices of the Australian Securities and Investments Commission in Sydney at 11.48 am local time on 17 March 2004. We have not made any other searches.

4        OPINION

         On the foregoing basis and subject to the qualifications set out below, we are of the opinion that:

         (a) the Issuer is incorporated and validly existing under the laws of the Commonwealth of Australia and is capable of suing and being sued in its corporate name;

         (b)      the Issuer has:

                  (i) the corporate power and capacity to execute and file the Registration Statement and to observe and perform its obligations under it; and

                  (ii) taken all corporate action required on its part to authorise the execution and delivery of the Registration Statement;

         (c)      when:

                  (i) the Registration Statement has become effective under the Act;

                  (ii) the terms of each series of the Securities and their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or the breach of any agreement or instrument binding upon the Issuer and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuer; and

                  (iii) the Securities have been duly executed and authenticated in accordance with the Indenture and have been issued and sold as contemplated in the Registration Statement,

                  the Securities will be duly issued and will constitute valid and legally binding obligations of the Issuer under the laws of the Relevant Jurisdictions. We express no opinion as to the enforceability of such obligations;

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MALLESONS STEPHEN JAQUES

Telstra Corporation Limited                                        18 March 2004

         (d) the execution and filing by the Issuer of the Registration Statement and the observance of its obligations under it will not contravene:

                  (i)      any law in force in the Relevant Jurisdictions; or

                  (ii)     its constitution; and

         (e) each authorisation necessary under the laws in force in the Relevant Jurisdictions for the Issuer to execute and file the Registration Statement and observe obligations under it has been obtained.

5        QUALIFICATIONS

         This opinion is subject to the following qualifications:

         (a) the nature of obligations and a creditor's rights may be affected by lapse of time, failure to take action or laws (including, without limitation, laws relating to bankruptcy, insolvency, liquidation, receivership, administration, reorganisation and reconstruction, fraudulent transfer or moratoria), certain equitable remedies and defences generally affecting creditors' rights; and

         (b) the availability of certain equitable remedies (including, without limitation, injunction and specific performance) is at the discretion of a court in the Relevant Jurisdictions.

         In addition, it should be understood that we have not been responsible for verifying the accuracy of the facts, or the reasonableness of any statements of opinion, contained in the Registration Statement, or that no material facts have been omitted from it. Furthermore, we express no opinion as to whether the Registration Statement contains all the information required by the applicable securities laws of the United States or whether the persons responsible for the Registration Statement under those laws have discharged their obligations under those laws.

6        BENEFIT

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings "Validity of Debt Securities" and "Limitations on Enforcement of Civil Liabilities" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the Act.

This opinion is given in respect of the laws of the Relevant Jurisdictions which are in force at 9.00am local time on the date of this letter, is strictly limited to the matters stated in it, does not apply by implication to other matters and is given on the basis that it will be construed in accordance with the laws of the Australian Capital Territory. We express no opinion about the laws of any other jurisdiction or factual matters.


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MALLESONS STEPHEN JAQUES

Telstra Corporation Limited                                        18 March 2004


Yours faithfully

/s/ Mallesons Stephen Jaques


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                                                                       Exhibit A

Officer's Certificate

To:      Mallesons Stephen Jaques

TELSTRA CORPORATION LIMITED (ABN 33 051 775 556) ("ISSUER")
REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933 OF US$500,000,000 PRINCIPAL AMOUNT OF DEBT SECURITIES ("SECURITIES")

I refer to the Form Registration Statement on Amendment No. 2 to Form F-3 dated on or about the date of this certificate ("REGISTRATION STATEMENT"), in connection with which you have acted as our legal advisers in the Australian Capital Territory and the Commonwealth of Australia.

I am Secretary of the Issuer and I give this certificate on behalf of it in respect of itself.

I certify as follows:

1 the resolutions of the board of directors of the Issuer held on 13 September 2000 authorising, among other things, the execution and filing of the Registration Statement (Form F-3) filed on 17 November 2000, and the resolutions of the board of directors of the Issuer held on 27 August 2002 authorising, among other things, the execution and filing of the Registration Statement are and remain in full force and effect, and have not been amended or repealed. In particular I certify that:

         (a) the meetings of the board of directors referred to above were properly convened;

         (b)      all directors who attended and voted were entitled to do so;

         (c)      the resolutions referred to above were properly passed;

         (d) the directors have properly performed their duties and all provisions relating to the declaration of directors' interests or the power of interested directors to vote were duly observed;

2 the Issuer will not issue the Securities in the capacity of a trustee of any trust or settlement; and

3 any arrangements in relation to the issue of the Securities between the Issuer and any other person which is a related party of the Issuer for the purposes of Chapter 2E of the Corporations Act will be no more favourable to the related


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Officer's Certificate

party than would be the case if the arrangements were entered into at arm's length.

Signed:   /s/ Douglas Gration

Name:     Douglas Gration
Position: Company Secretary
Date:     17 March 2004


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